UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

UNION FIRST MARKET BANKSHARES CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Union First Market Bankshares Corporation

Richmond, Virginia

March 11, 2014

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Union First Market Bankshares Corporation. The meeting will be held on Tuesday, April 22, 2014 at 11:00 a.m. at Wyndham Virginia Crossings Hotel & Conference Center, which is located at 1000 Virginia Center Parkway, Glen Allen, Virginia. Directions to the meeting site may be found on the final page of the attached proxy statement. We will also have signs posted at the location to help guide you.

We are again furnishing proxy materials to our shareholders over the Internet. You may read, print and download the 2013 Annual Report on Form 10-K and the proxy statement at http://www.cfpproxy.com/3481. On March 11, 2014, we mailed our shareholders a notice containing instructions on how to access these materials and how to vote their shares online. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone, or by email. If you request your materials via email, the email contains voting instructions and links to the materials on the Internet.

You may vote your shares by Internet, by telephone, by regular mail, or in person at the Annual Meeting. Instructions regarding the various methods of voting are contained on the notice separately mailed to you and on the proxy card.

The primary business of the meeting will be: to elect four Class I directors; to elect two Class II directors; to elect six Class III directors; to amend our articles of incorporation to change the company’s name to “Union Bankshares Corporation”; to ratify the appointment of Yount, Hyde & Barbour, P. C. as our independent registered public accounting firm for 2014; and to give advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the proxy statement pursuant to applicable law. We also will report to you about the condition and performance of Union First Market Bankshares Corporation, its subsidiaries, and affiliates. You will have an opportunity to question management or directors about matters that affect the interests of all shareholders. Our independent auditors will also attend the meeting. We hope you will join us at the reception following the meeting.

Your vote is very important. Please take the time to vote now so that your shares are represented at the meeting. We value your continued support and loyalty.

Very truly yours,

G. William Beale
President and Chief Executive Officer

Union First Market Bankshares Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on April 22, 2014

The Annual Meeting of Shareholders of Union First Market Bankshares Corporation (the “Company”) will be held on April 22, 2014 at 11:00 a.m. at Wyndham Virginia Crossings Hotel & Conference Center, which is located at 1000 Virginia Center Parkway, Glen Allen, Virginia, for the following purposes:

1.	to elect four Class I directors to serve until the 2015 Annual Meeting;

2.	to elect two Class II directors to serve until the 2016 Annual Meeting;

3.	to elect six Class III directors to serve until the 2017 Annual Meeting;

4.	to amend the Company’s articles of incorporation to change the Company’s name to “Union Bankshares Corporation”;

5.	to ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2014;

6.	to hold an advisory (non-binding) vote on executive compensation; and,

7.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

All shareholders of record of the Company’s common stock at the close of business on

February 26, 2014, are entitled to notice of and to vote at the meeting and any adjournments thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. SHAREHOLDERS HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE, OR THE INTERNET, AS DESCRIBED ON YOUR PROXY CARD. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK, OR OTHER HOLDER OF RECORD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held on April 22, 2014: A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Shareholders, the proxy statement, including the proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2013, may be viewed at: http://www.cfpproxy.com/3481.

By Order of the Board of Directors,

Rachael R. Lape
Senior Vice President/General Counsel/Corporate Secretary
March 11, 2014

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Union First Market Bankshares Corporation

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 22, 2014

GENERAL

The enclosed proxy is solicited by the Board of Directors of Union First Market Bankshares Corporation (the “Company”) for the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, April 22, 2014, at the time and place and for the purposes set forth in the accompanying notice of annual meeting of shareholders or any adjournment thereof. A Notice of Internet Availability of Proxy Materials was first sent to shareholders on March 11, 2014; the approximate Internet posting date of the accompanying notice of annual meeting, this proxy statement and accompanying proxy is March 11, 2014.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has completed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his/her proxy at any time before it is exercised by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights of Shareholders

Only shareholders of record of the Company’s common stock at the close of business on February 26, 2014 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on February 26, 2014, there were [●] shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter, and “broker non-votes,” will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

If you own shares that are held in street name, meaning through a brokerage firm, bank, broker-dealer, or other similar organization, and you do not provide the organization that holds the shares with specific voting instructions then, under applicable rules, the organization that holds the shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds such shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to the shares. This is generally referred to as a “broker non-vote.”

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The ratification of the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2014 (Proposal No. 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 5. The election of directors (Proposals No. 1, No. 2, and No. 3), the proposed amendment to the Company’s articles of incorporation to change the Company’s name (Proposal No. 4) and the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 6) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals No. 1, No. 2, No. 3, No. 4, and No. 6.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by the Board of Directors via electronic notice and access to the Internet, and if necessary, may be made by mail, in person, by telephone, or special letter by officers and employees of the Company, its subsidiaries, or affiliates, acting without compensation other than regular compensation.

Election of Directors

Members of the Board of Directors of Union First Market Bankshares Corporation are expected to have the appropriate skills and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experience, age, perspective, residence, and background; each director’s qualifications, credentials and business experience, set forth below, provide the reasons why he should serve as a director of the Company.

The persons named in the accompanying proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any person named as a nominee below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person(s) as the Board of Directors may designate.

The Company’s Board is divided into three classes (I, II, and III). In connection with the Company’s acquisition of StellarOne Corporation (“StellarOne”) and pursuant to the Agreement and Plan of Reorganization, dated June 9, 2013, between the Company and StellarOne (the “Merger Agreement”), the Company appointed eight former directors of StellarOne to serve on the Company’s Board beginning on the acquisition date, January 1, 2014. The former directors of StellarOne will each stand for election at the Annual Meeting and have been apportioned among the classes of directors of the Company as set forth below. Thomas P. Rohman was appointed to the Company’s Board in May 2013 and will stand for election as a Class I director at the Annual Meeting. The terms of office for three other directors of the Company will expire at the Annual Meeting and such directors have been nominated for election to serve as directors in Class III. If elected, the nominees will serve until the annual meeting set forth below for each respective class or until the director’s mandatory retirement age, whichever date is sooner. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

The Board of Directors recommends that shareholders vote FOR the nominees set forth below.

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ELECTION OF FOUR CLASS I DIRECTORS – PROPOSAL 1

Class I Nominees for Directors (Nominated to serve until the 2015 Annual Meeting or the director’s mandatory retirement age, whichever date is sooner):

Beverley E. Dalton, 65, Altavista, Virginia; Owner and a member of the management team of English Construction Company, Inc., a diversified heavy construction services provider in the Mid-Atlantic region; currently serving a third term on the Town Council of Altavista, Virginia; member of the Board of the Virginia Tech Foundation, Inc.; member of the Board of Lynchburg College; member of the Board of Visitors of Virginia Polytechnic Institute and State University (“Virginia Tech”) from 2004 to 2012; received her B.A. degree in education from the University of Richmond. Ms. Dalton was appointed to the Company’s Board in January 2014 in connection with the Company’s acquisition of StellarOne.

Thomas P. Rohman, 59, Midlothian, Virginia; Partner, McGuireWoods, LLP, a global law firm with more than 900 lawyers and 19 offices worldwide; Chairman of the firm’s business tax group and serves on its Board of Partners and its Finance Committee; Adjunct Professor at the T. C. Williams School of Law at the University of Richmond; Chairman of the Board of Directors of Feed More, Inc. (Central Virginia Food Bank, Meals on Wheels, and the Community Kitchen); received his undergraduate degree from the University of Notre Dame, his law degree from Michigan State University College of Law, and his LL.M. (Taxation) from the New York University School of Law.

Charles W. Steger, 66, Blacksburg, Virginia; President and Chief Executive Officer of Virginia Tech, a state-assisted, public university; serves on the Board of Directors and the executive and finance committees of the Virginia Tech Foundation, Inc. Dr. Steger was appointed to the Company’s Board in January 2014 in connection with the Company’s acquisition of StellarOne.

Keith L. Wampler, 56, Fredericksburg, Virginia; Chairman of the Board of PBMares, LLP, Certified Public Accountants, a regional public accounting firm with eight offices in Virginia; formerly served as Managing Partner of PBGH, LLP, a Virginia based accounting firm that merged with Witt Mares PLC to form PBMares, LLP in January 2013; received his B.S. degree from Bridgewater College. Mr. Wampler was appointed to the Company’s Board in January 2014 in connection with the Company’s acquisition of StellarOne.

ELECTION OF TWO CLASS II DIRECTORS – PROPOSAL 2

Class II Nominees for Directors (Nominated to serve until the 2016 Annual Meeting or the director’s mandatory retirement age, whichever date is sooner):

Glen C. Combs, 67, Roanoke, Virginia; Retired; Former Vice President of Acosta, Inc., a sales, marketing, and service company for grocery retailers; former President of M&M Brokerage, a food brokerage company that was acquired by Acosta Sales; serves on the boards of several non-profit organizations in the Roanoke, Virginia market; Chairman of the Compensation Committee of Friendship Manor, the largest nursing home in Virginia; serves on the Corporate Governance and Nominating Committee for Petroleum Marketers, a large distributor of petroleum products in Virginia; earned his degree in business administration from Virginia Tech. Mr. Combs was appointed to the Company’s Board in January 2014 in connection with the Company’s acquisition of StellarOne.

Jan S. Hoover, 57, Fishersville, Virginia; President of Arehart Associates, Ltd., an accounting services and financial consulting company; more than 30 years of experience providing auditing, accounting, income taxation, and consulting services; qualifies as an audit committee financial expert under Securities and Exchange Commission (“SEC”) regulations. Ms. Hoover was appointed to the Company’s Board in January 2014 in connection with the Company’s acquisition of StellarOne.

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ELECTION OF SIX CLASS III DIRECTORS – PROPOSAL 3

Class III Nominees for Directors (Nominated to serve until the 2017 Annual Meeting or the director’s mandatory retirement age, whichever date is sooner):

G. William Beale, 64, Woodford, Virginia; Chief Executive Officer of the Company since February 1, 2010 and President of the Company since October 1, 2013; served as President and Chief Executive Officer of the Company from its inception in 1993 to February 2010; member of the Board of the Company since its inception in 1993; President and Chief Executive Officer of Union Bank and Trust Company from 1991 to 2004; Chief Executive Officer of Union First Market Bank as of February 1, 2010 and President of StellarOne Bank as of January 1, 2014; Chair, Virginia Bankers Association, 2006 to 2007; gubernatorial appointment to the Virginia Economic Development Partnership, 2008 to 2011; Member, Board of Directors of the American Bankers Association as of October 2010; graduate of The Citadel, majoring in business; attended graduate school of banking at Southern Methodist University.

Gregory L. Fisher; 64, Madison, Virginia; President and Owner of Eddins Ford, Inc., an automobile dealership; served on the Virginia Student Aid Foundation Board of the University of Virginia; served multiple three-year terms on the Washington Area Ford Dealer Advertising Fund Board; received a certification in business from the Jefferson Professional Institute. Mr. Fisher was appointed to the Company’s Board in January 2014 in connection with the Company’s acquisition of StellarOne.

Patrick J. McCann, 57, Charlottesville, Virginia; University of Virginia Foundation’s Chief Financial Officer from 2009 to date; private investor; served as Senior Finance Executive for Bank of America-Florida Division from 1998 to 2000; was Corporate Director of Finance from 1996 to 1998 and Corporate Controller and Chief Accounting Officer from 1992 to 1996 for Barnett Banks, Inc.; joined the Company’s Board in 2004; qualifies as an audit committee financial expert under SEC regulations; received his B.S. degree in accounting from Florida State University.

Alan W. Myers, 63, Culpeper, Virginia; Retired; Former Senior Vice President for Omni Services, Inc., a holding company for several subsidiaries, including companies engaged in textile rental, restroom services, first aid supply distribution, and catalog sales of work garments, with 55 locations in 22 states; former Chairman of the Board of a legacy StellarOne bank; received his B.A. degree in political science from Virginia Tech. Mr. Myers was appointed to the Company’s Board in January 2014 in connection with the Company’s acquisition of StellarOne.

Linda V. Schreiner, 54, Richmond, Virginia; Senior Vice President, MeadWestvaco, a global packaging company, since 1999; joined the Company’s Board in June 2012; Vice Chairman of the Board of Directors for the Virginia Commonwealth University Rice Center since 2011 and member of that Board since 2008; Senior Manager, Strategy Consulting, Arthur D. Little, Inc. from 1997 to 1999; Vice President, Signet Banking Corporation from 1988 to 1997; received her B.A. degree from the University of Georgia and Masters of Education from the University of Vermont.

Raymond D. Smoot, Jr., 67, Blacksburg, Virginia; Chairman of the Board of the Company since January 1, 2014; Retired Chief Executive Officer of the Virginia Tech Foundation, Inc.; former Chairman of the Board of Directors of StellarOne and current Chairman of the Board of Directors of StellarOne Bank; serves as a director and Chairman of the Audit Committee of RGC Resources, Inc., a publicly traded diversified energy company; member of the Executive Committee and Chairman of the Finance and Investment Committee of Carilion Clinic, a comprehensive health care organization in western Virginia; serves on the Investment Advisory Committee of Harbert Venture Partners and the NEWVA investment fund, and is a director of the Virginia Tech Corporate Research Center; former Chairman of the Board of a legacy StellarOne bank; received his B.A. and M.S. degrees from Virginia Tech and a Ph.D. from The Ohio State University. Dr. Smoot was appointed to the Company’s Board in January 2014 in connection with the Company’s acquisition of StellarOne.

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General Information About Directors Previously Elected

Class I Directors (Elected to serve until the 2015 Annual Meeting):

Raymond L. Slaughter, 68, Woodford, Virginia; Associate Professor of Accounting at the University of Richmond since 1979; attorney and certified public accountant; joined the Company’s Board in June 2012; serves on the Board of Trustees for Mary Washington Healthcare; served on the Board of Union First Market Bank from 2004 to 2012; member of the Virginia Board of Accountancy from 1983 to 1988; received undergraduate degrees from Kentucky State University and his law degree from Howard University School of Law; received his M.B.A. from University of Pennsylvania’s Wharton School of Finance and Commerce.

Ronald L. Tillett, 58, Midlothian, Virginia; Managing Director Public Finance, Raymond James & Associates, Inc., since 2001; State Treasurer, Commonwealth of Virginia, from 1991 to 1996; Secretary of Finance, Commonwealth of Virginia, from 1996 to 2001; Member, Board of Visitors, Christopher Newport University since July 2012; Board of Directors, Bon Secours Richmond Health System, 2008 to present; Chairman, Investment Advisory Committee, Virginia College Savings Plans, 2008 to present; Chairman of the Richmond Retirement System, 2004 to present; Member, Commonwealth Debt Capacity Advisory Committee, 2010 to present; and Member, Governor’s Commission on Government Reform, 2010 to present; joined the Company’s Board in 2003; holds Series 7, 63, 79 securities licenses; received his B.S. degree from Virginia Commonwealth University.

Class II Directors (Elected to serve until the 2016 Annual Meeting):

L. Bradford Armstrong, 66, Richmond, Virginia; Partner and Group Account Director, The Martin Agency, an international advertising agency and marketing services company (subsidiary of The Interpublic Group of Companies, Inc.), since 2007 and Partner from 1994 to 2001; President and Chief Executive Officer, Virginia Performing Arts Foundation, from 2001 to 2006; joined the Company’s Board in November 2010; extensive experience in sales and marketing for more than 35 years; received his B.S. degree in engineering from the University of Virginia and his M.B.A. from its Darden Graduate School of Business.

Daniel I. Hansen, 57, Fredericksburg, Virginia; Corporate Vice President and Corporate Secretary, DeJarnette & Beale, Inc., Bowling Green, Virginia, an independent insurance agency; first elected to the Company’s Board in December 2007; first elected to the Board of Union Bank and Trust Company in 1987 and served as Chairman of the Board of Union Bank and Trust Company from 2003 to December 2007; also serves as a director of the Company’s affiliate, Union Mortgage Group, Inc.; received his B.S. degree from Virginia Tech.

Ronald L. Hicks, 67, Fredericksburg, Virginia; Vice Chairman of the Board of the Company since January 1, 2014; Chairman of the Board of the Company from 1998 to 2013; Of Counsel to Jarrell, Hicks and Sasser, Fredericksburg, Virginia; Chairman of the Board of Union Bank and Trust Company from 1987 to 2003; has served as a director of the Company since 1993; has also served as a director of Union Mortgage Group, Inc.; received his B.A. degree from Lynchburg College and his law degree from the University of Richmond’s T. C. Williams School of Law.

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W. Tayloe Murphy, Jr., 81, Warsaw, Virginia; Attorney; Secretary of Natural Resources, Commonwealth of Virginia, from 2002 to 2006; Delegate of the Virginia General Assembly from 1982 to 2000; first elected to the Company’s Board in 1993; first elected to the Board of Northern Neck State Bank in 1966; President, Board of Trustees of The Menokin Foundation; serves on Board of Trustees of Preservation Virginia and Board of Trustees of Chesapeake Bay Foundation; received his B.A. degree from Hampden-Sydney College and his law degree from the University of Virginia.

Retiring Director

The following director will retire from the Company’s Board of Directors effective as of the Annual Meeting date:

R. Hunter Morin, 70, Fredericksburg, Virginia; President and Founder of GeMROI Company, a Fredericksburg, Virginia based marketing organization that provides marketing, merchandising and sales for a variety of major millwork and building materials manufacturers; founding principal of the Jian Group, L.L.C., a privately held investment banking firm specializing in mergers and acquisitions; joined the Company’s Board in 2003; also serves as a director of the Company’s affiliate, Union Mortgage Group, Inc.; graduate of the University of North Carolina.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO UNION BANKSHARES CORPORATION – PROPOSAL 4

On January 30, 2014, the Company’s Board of Directors approved, and recommends that shareholders approve, an amendment to the Company’s articles of incorporation to change the Company’s name from “Union First Market Bankshares Corporation” to “Union Bankshares Corporation”.

The Company used the name “Union Bankshares Corporation” for more than 15 years before changing its name to “Union First Market Bankshares Corporation” in 2010 in connection with its acquisition of First Market Bank, FSB. The Board of Directors believes that the proposed name change will simplify the marketing of the Company’s products and services and aid in branding efforts.

Voting and other rights that accompany our common stock will not be affected by the change of the Company’s name. All outstanding stock certificates representing common stock issued prior to the effective date of the change in the Company’s name will continue to represent Company shares, remain authentic, and will not be required to be returned to us or our transfer agent for reissuance. New stock certificates issued upon the transfer of shares of common stock after the change in the Company’s name will bear the new name of the Company, Union Bankshares Corporation, and will have a new CUSIP number.

If this proposal is approved by the shareholders at the Annual Meeting, the Company will deliver, as soon as reasonably practicable, to the State Corporation Commission of the Commonwealth of Virginia articles of amendment reflecting such approval, and the change will be effective upon filing.

The proposal to amend the articles of incorporation of the Company to change the name of the Company to “Union Bankshares Corporation” requires the affirmative vote of a majority of all votes entitled to be cast.

If you fail to vote or fail to instruct your broker or other nominee how to vote, your failure to vote will have the same effect as a vote against approval of the amendment. If you are a shareholder and you respond with an “abstain” vote, your proxy will have the same effect as a vote against approval of the amendment. If you do not hold your shares in street name and respond but do not indicate how you want to vote on the amendment, your proxy will be counted as a vote in favor of such proposal.

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The Board of Directors recommends that you vote FOR the amendment to the Company’s articles of incorporation to change the Company’s name to “Union Bankshares Corporation”.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – PROPOSAL 5

The Audit Committee of the Board of Directors, under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the committee’s charter, has the sole authority to appoint or replace the Company’s independent registered public accounting firm. The Audit Committee has appointed Yount, Hyde & Barbour, P. C. (“YHB”) as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2014. Pursuant to the Audit Committee’s charter, the Audit Committee seeks shareholder ratification of this appointment. YHB has acted as the Company’s external auditors since 1999 and has reported on financial statements during that period. A representative from YHB is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

A majority of the votes cast is required for the ratification of the appointment of the independent registered public accounting firm.

Should the shareholders not ratify the selection of YHB, it is contemplated that the appointment of YHB will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the coming year.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION – PROPOSAL 6

As part of implementing the “say on pay” requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), pursuant to applicable rules, the SEC requires a separate and non-binding shareholder vote to approve the compensation of the named executive officers in the proxy statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. At the Company’s 2011 Annual Meeting, the shareholders voted in favor of having an advisory (non-binding) vote on executive compensation every year, as recommended by the Company’s Board. Accordingly, shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Union First Market Bankshares Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.”

As stated above, this is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

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The Company believes its compensation policies and procedures are strongly aligned with the long term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors recommends that you vote FOR the approval of the “say on pay” resolution set forth above.

CORPORATE GOVERNANCE, BOARD LEADERSHIP, AND BOARD DIVERSITY

The Board and Board Meetings

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board, committee, and shareholder meetings. Each director, other than Mr. Beale, has been deemed by the Board of Directors to be an “independent director” as such term is defined in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market LLC (“NASDAQ”). In making this determination, the Board has concluded that none of these members has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

There were nine regular meetings of the Board of Directors in 2013. Each director attended greater than 75% of the aggregate number of meetings of (i) the Board of Directors held during the period for which he or she was a director, and (ii) the committees of the Board of which he or she was a member in 2013. Fees were paid to the non-employee directors who attended meetings in accordance with the Company’s director compensation schedule.

Board Structure and Leadership

During much of 2013, the Board membership was as follows: twelve members (ten outside directors and two inside directors, the Company’s current President and Chief Executive Officer, Mr. Beale, and the Company’s former President, David J. Fairchild). Mr. Rohman was appointed to the Board in May 2013. Mr. Fairchild resigned from the Board and as President of the Company in September 2013; following his departure and until January 1, 2014, the Board of Directors had eleven members.

In connection with the Company’s acquisition of StellarOne and pursuant to the terms of the Merger Agreement, effective as of the January 1, 2014 acquisition date, the Company appointed eight former directors of StellarOne to serve on the Company’s Board, and Dr. Smoot was appointed Chairman of the Board. Mr. Hicks, who had served as Chairman of the Board since 1998, was appointed Vice Chairman of the Board effective on January 1, 2014 but continues to serve on the Company’s Executive Committee; Mr. Murphy, who had served as Vice Chairman of the Board since 2002, stepped down as Vice Chairman on January 1, 2014 but continues to serve on the Executive Committee; Mr. Hicks has served on the Company’s Executive Committee since 1998 (see below); Mr. Murphy has served on the Company’s Executive Committee since 2001; Dr. Smoot and Messrs. Beale, McCann, Tillett, and Wampler also serve on the Company’s Executive Committee. To date, the Company has chosen not to combine the positions of Chief Executive Officer and Chairman. The Company believes that its leadership structure is appropriate because by having an outside independent Chairman and Vice Chairman, there exists a certain degree of control and balanced oversight of the management of the Board’s functions and its decision making processes.

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The President and Chief Executive Officer makes frequent reports to the Board, often at the suggestion of the Chairman or other directors; he also explains in detail to the Board the reasons for certain recommendations of the Company’s executive management group.

Board Committees

The Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. Brief summaries of these standing committees follow.

Executive Committee. The Executive Committee is composed of G. William Beale, Chairman, Ronald L. Hicks, Patrick J. McCann, W. Tayloe Murphy, Jr., Raymond D. Smoot, Jr., Ronald L. Tillett, and Keith L. Wampler. For most of 2013, the members of the Executive Committee were Messrs. Beale, Hicks, McCann, Murphy, and Tillett. Messrs. Smoot and Wampler joined the committee in 2014. The committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board, except for certain matters reserved to the Board by law. Mr. Beale serves as Chairman of the Executive Committee because of his day-to-day management responsibilities, which include identifying issues that require either the involvement of the Executive Committee or the full Board during interim periods between regularly scheduled Board meetings. Mr. Beale is well suited to convene such meetings with proper notices in an expeditious and efficient manner. There were four meetings of the Executive Committee in 2013; fees were paid to the non-employee directors who attended these meetings.

Audit Committee. The Audit Committee is composed of Patrick J. McCann, Chairman, Daniel I. Hansen, Jan S. Hoover, and Raymond L. Slaughter. For most of 2013, the members of the Audit Committee were Messrs. McCann, Hansen, Slaughter, and Armstrong. Ms. Hoover joined the committee in 2014. The functions of the committee are to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements, to engage the independent registered public accounting firm, to approve the scope of the independent registered public accountants’ audit, to review the reports of examination by the regulatory agencies, the independent registered public accountants, and the Company’s internal auditors, and to issue its reports to the Board of Directors. All members of the Audit Committee are “independent directors” as defined by applicable NASDAQ and SEC rules. Mr. McCann , Ms. Hoover, and Mr. Slaughter each qualify as an “audit committee financial expert” as defined by the regulations of the SEC; all Audit Committee members have significant financial experience in accordance with applicable NASDAQ rules. The Audit Committee met eight times in 2013; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule. The committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

Compensation Committee. The Compensation Committee consists of Ronald L. Tillett, Chairman, Glen C. Combs, R. Hunter Morin, and Linda V. Schreiner. For most of 2013, the members of the Compensation Committee were Messrs. Tillett, Hicks and Morin, and Ms. Schreiner. Mr. Combs joined the committee in 2014. All members of the Compensation Committee are “independent directors” as defined by applicable NASDAQ rules. The primary functions of this committee are to review and recommend the compensation to be paid to the President and Chief Executive Officer and the other named executive officers of the Company, and to review and comply with compensation rules and regulations applicable to the Company under the Dodd-Frank Act and certain SEC disclosure rules. This committee also reviews, approves, and administers all incentive compensation plans for the benefit of persons eligible to participate in such plans. The Compensation Committee met eight times in 2013; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule. The committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

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Risk Committee. The Risk Committee was formed in 2014 and consists of Keith L. Wampler, Chairman, L. Bradford Armstrong, Beverley E. Dalton, Alan W. Myers, and Raymond L. Slaughter. All members of the Risk Committee are “independent directors” as defined by applicable NASDAQ rules. The primary functions of this committee are to assist the Board of Directors in its oversight of the Company’s management of financial, operational, information technology (to include cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, compliance and other risks; and to oversee the Company’s enterprise risk management framework. The committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of W. Tayloe Murphy, Jr., Chairman, Gregory L. Fisher, Thomas P. Rohman, and Charles W. Steger. For most of 2013, the members of the committee were Messrs. Murphy, Armstrong, Morin, and Rohman. Messrs. Fisher and Steger joined the committee in 2014. All members of the Nominating and Corporate Governance Committee are “independent directors” as defined by applicable NASDAQ rules. The primary function of this committee is to evaluate and recommend individuals as nominees for election or reelection to the Board of Directors of the Company and its committees. The Nominating and Corporate Governance Committee identifies potential director nominees and reviews each nominee’s experience and background, conducting interviews as it deems appropriate. The committee also monitors Board composition to ensure that the Board has the appropriate experience, skill sets, and diversity, and provides guidance to the Board of Directors on a broad range of corporate governance issues. The Nominating and Corporate Governance Committee met seven times in 2013; fees were paid to the director attendees in accordance with the Company’s director compensation fee schedule. The committee’s charter is on the Company’s website at: http://investors.bankatunion.com.

Consideration of Board Diversity

The Nominating and Corporate Governance Committee considers diversity in board composition. The committee’s charter includes the following language:

“Board Membership Criteria

The Committee members will work together and with the Board, as appropriate, to determine the appropriate characteristics, skills, and experience required for consideration for any potential nominee, including, for example: independence; integrity; high standards of personal and professional ethics; sound business judgment; a general understanding of finance and other disciplines relevant to the success of a publicly traded bank holding company; educational and professional backgrounds; personal accomplishments; individual qualities and attributes that will contribute to Board heterogeneity; age, gender, ethnic, and geographic diversity. The objective of the Committee’s recommending any nominee or group of nominees is to put forward such persons who will help the Company remain successful and represent the shareholders’ interests through the exercise of sound business judgment and the diversity of experiences. In determining whether to recommend a director for re-election, the Committee will consider the director’s past attendance at meetings and his/her participation in and contribution to the activities of the Board and its committees.”

When considering any potential nominee to serve on the Board, the Nominating and Corporate Governance Committee considers several factors, such as the nominee’s professional experience, service on other boards, education, race, gender, and the geographic areas where the individual resides or works. Further, as stated in the Company’s Corporate Governance Guidelines under Board Membership Criteria:

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“Members of the Board...are expected to have the appropriate skills and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experiences, ages, judgments, residences and backgrounds.”

The Company’s Corporate Governance Guidelines are available on the Company’s website at: http://investors.bankatunion.com.

Shareholder Nominations

Although the Nominating and Corporate Governance Committee has no formal policy with respect to the consideration of director candidates recommended by shareholders, the committee will consider candidates for directors proposed by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All shareholder recommendations should be submitted to the attention of the Nominating and Corporate Governance Committee of the Board of Directors, Union First Market Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, and must be received by November 11, 2014 to be considered by the committee for the next annual election of directors. Any candidate recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating and Corporate Governance Committee. The committee received no director candidates from any shareholder relating to the 2014 Annual Meeting.

In addition, any shareholder may nominate a person for election as director at an annual meeting if notice of the nomination is given in advance in writing and sets forth the information required by Section 4 of Article I of the Company’s Bylaws with respect to each director nomination that a shareholder intends to present at the annual meeting. Notice of any such shareholder nomination must be addressed to the Company’s Corporate Secretary and delivered personally to, or mailed to and received at, Union First Market Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, on or before February 13, 2015 for the next annual election of directors.

Board Members Serving on Other Publicly Traded Company Boards of Directors

Certain of the Company’s directors have also served as directors of other publicly traded companies. Each of Glen C. Combs, Beverley E. Dalton, Gregory L. Fisher, Jan S. Hoover, Alan W. Myers, Raymond D. Smoot, Jr., Charles W. Steger, and Keith L. Wampler served as directors of StellarOne until it was acquired by the Company on January 1, 2014. In addition, Dr. Smoot currently serves as a director of RGC Resources, Inc., a publicly traded energy company.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors and none of them is a present or past employee or officer of the Company or its subsidiaries.

During 2013 and up to the present time, there were transactions by Union First Market Bank and StellarOne Bank, the Company’s wholly owned bank subsidiaries, with certain members of the Compensation Committee, or their associates, all consisting of extensions of credit by each subsidiary bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involves more than the normal risk of collectibility or presents other unfavorable features.

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Shareholder Communication

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to: Union First Market Bankshares Corporation, Attention: Corporate Secretary, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the “Board of Directors”), or to the individual director. All of the current directors of the Company, other than directors appointed to the Board in connection with the Company’s acquisition of StellarOne, attended the Annual Meeting of Shareholders held in 2013. Consistent with the Company’s Corporate Governance Guidelines, all directors are expected to attend the 2014 Annual Meeting and each should be available to shareholders to discuss Company matters. The Corporate Governance Guidelines are available on the Company’s website at: http://investors.bankatunion.com.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s 2013 Report to the Shareholders, which follows, was approved and adopted by the Audit Committee on [●], 2014. The Board of the Company has a standing Audit Committee that consists of the independent directors whose names appear at the end of this report.

While management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls, the Audit Committee monitors and reviews the Company’s financial reporting process on behalf of the Board of Directors. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. Under applicable law, the selection of the Company’s independent registered public accounting firm is the sole responsibility of the Audit Committee.

The Audit Committee considers the quality, qualification, capacity and level of service of the firm, prior to reappointment. The results of all Public Company Accounting Oversight Board (United States) (“PCAOB”) examinations are discussed with Yount, Hyde & Barbour, P. C. (“YHB”) YHB, as part of this process. The Audit Committee also provides input to the independent registered public accounting firm with regards to engagement partner selection.

The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the PCAOB and to issue reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s consolidated annual financial statements to accounting principles generally accepted in the United States of America and whether the Company’s internal controls over financial reporting were effective as of December 31, 2013.

In this context, the Audit Committee met and held discussions with management and representatives of the Company’s independent registered public accounting firm, YHB, with respect to the Company’s financial statements for the year ended December 31, 2013. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America; the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard AU Section 380, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented.

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In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526, “Communication with Audit Committees Regarding Independence.”

The Audit Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management in attendance, to discuss the results of their examinations, the evaluations of the internal controls of the Company, and the overall quality of the financial reporting of the Company. This included the Audit Committee’s monitoring the progress of remediation of noted control deficiencies, until resolved.

Principal Accounting Fees

The Company’s independent registered public accounting firm, YHB, billed the following fees for services provided to the Company during 2013 and 2012:

	2013	2012
Audit fees (1)	$316,763	$256,550
Audit-related fees (2)	31,916	18,900
Tax fees (3)	—	9,210
All other fees	—	—
Total	$348,679	$284,660

(1)	Audit fees: Audit and review services, consents, review of documents filed with the SEC, including the 2013 proxy statement; the Union Mortgage Group, Inc. stand alone audit in compliance with governmental auditing standards; attestation regarding the adequacy of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; attest report on internal controls under the Federal Deposit Insurance Corporation Improvement Act; Form S-4 assistance and consent regarding the acquisition of StellarOne Corporation.
(2)	Audit-related fees: Audits of employee benefit plans; consultation concerning research, financial accounting, reporting standards, and other related issues.
(3)	Tax fees: Preparation of federal and state tax returns; review of quarterly estimated tax payments; preparation of net operating loss carryback returns; preparation of Maryland special corporate information returns; and consultation regarding tax compliance issues.

The Audit Committee notes that YHB performed no services to the Company, other than those enumerated above, for 2013 and 2012. As a result, the Audit Committee has determined that the provision of these services by YHB is compatible with maintaining the firm’s independence from the Company. Any engagement beyond the scope of the annual audit engagement is required to be pre-approved by the Audit Committee. There were no adjustments to fees billed by YHB in 2013 or 2012.

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Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee,

Patrick J. McCann, Chairman

Daniel I. Hansen

Jan S. Hoover

Raymond L. Slaughter

NAMED EXECUTIVE OFFICERS

The following persons, each of whom is an executive officer of the Company, are sometimes referred to in this proxy statement as the “named executive officers,” or the “NEOs.”

Name (Age)	Title and Principal Occupation During at Least the Past Five Years

G. William Beale (64)	Chief Executive Officer of the Company since February 1, 2010 and President of the Company since October 1, 2013; President and Chief Executive Officer of the Company from 1993 to February 1, 2010; President and Chief Executive Officer of Union Bank and Trust Company from 1991 to 2004; Chief Executive Officer of Union First Market Bank as of February 1, 2010; President of StellarOne Bank as of January 1, 2014.

Robert M. Gorman (55)	Executive Vice President and Chief Financial Officer since joining the Company in July 2012; previously with SunTrust Banks, Inc. as Senior Vice President and Director of Corporate Support Services in 2011 and Senior Vice President and Strategic Financial Officer from 2002 until 2011.

John C. Neal (64)	President of Union First Market Bank since March 2010; Executive Vice President and Chief Banking Officer of the Company from 2005 to 2012; President and Chief Executive Officer of Union Bank and Trust Company from 2004 to March 22, 2010; Executive Vice President and Chief Operating Officer of Union Bank and Trust Company from 1997 to 2004. Mr. Neal serves on the Board of Directors of the Federal Home Loan Bank of Atlanta.

D. Anthony Peay (54)	Executive Vice President and, since April 1, 2012, Chief Banking Officer of Union First Market Bank; Chief Financial Officer of the Company from 1994 to June 2012; Executive Vice President of the Company since 2003.

Elizabeth M. Bentley (53)	Executive Vice President and Director of Retail Banking since 2007; Senior Vice President from 2005 to 2007; Vice President from 2002 to 2005; joined the Company in 1998 as an Assistant Vice President.

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OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, as of February 26, 2014, certain information with respect to the beneficial ownership of the Company’s common stock held by (a) each director and director-nominee of the Company, (b) each executive officer named in the Summary Compensation Table below, (c) each holder of more than five percent of common stock, if any, and (d) by all the directors and the executive officers of the Company as a group.

[TABLE WILL BE UPDATED TO REFLECT HOLDINGS AS OF 2/26/14]

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Named Executive Officers and Directors:
L. Bradford Armstrong	9,164	(2)	*
G. William Beale	185,784	(2)(3)	*
Glen C. Combs	41,944	(2)(3)	*
Beverley E. Dalton	12,211	(3)	*
Gregory L. Fisher	11,406		*
Daniel I. Hansen	140,821	(2)	*
Ronald L. Hicks	102,181	(2)	*
Jan S. Hoover	13,564		*
Patrick J. McCann	14,487	(2)	*
R. Hunter Morin	53,971	(2)	*
W. Tayloe Murphy, Jr.	158,180	(2)	*
Alan W. Myers	19,698		*
Thomas P. Rohman	1,330		*
Linda V. Schreiner	2,862		*
Raymond L. Slaughter	12,054	(2)	*
Raymond D. Smoot, Jr.	28,083	(3)	*
Charles W. Steger	13,361	(3)	*
Ronald L. Tillett	18,854		*
Keith L. Wampler	9,787		*
Robert M. Gorman	5,081		*
John C. Neal	62,552	(3)	*
D. Anthony Peay	63,325	(2)(3)	*
Elizabeth M. Bentley	33,749	(3)	*
All directors and executive officers as a group (23 persons)	1,014,449	(2)(3)	[●]	%

5% Stockholders:
[●]	[●]		[●]	%

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*	Represents less than 1% of the Company’s common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has, or shares, the power to vote, or direct the voting, of the security or the power to dispose of, or direct, the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, close relatives and dependent children, or as custodians or trustees, as follows: Mr. Armstrong, 4,693 shares; Mr. Beale, 34,465 shares; Mr. Combs, 9,777 shares;
Mr. Hansen, 29,696 shares; Mr. Hicks, 12,919 shares; Mr. McCann, 201 shares; Mr. Morin, 16,523 shares; Mr. Murphy, 2,772 shares; Mr. Peay, 100 shares; Mr. Slaughter, 10,497 shares.

(3)	Includes shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s equity compensation plans as follows: Mr. Beale, 25,892 shares; Mr. Combs, 1,963 shares; Ms. Dalton, 3,198 shares; Mr. Smoot, 3,198 shares; Mr. Steger, 3,198 shares; Mr. Neal, 10,207 shares; Mr. Peay, 11,838 shares; Ms. Bentley, 9,051 shares.

Compensation Discussion and Analysis

Introduction

This section of the proxy statement provides an overview and explanation of the material information relevant to understanding the objectives, policies, and the philosophy underlying the Company’s compensation programs for its executives, focusing on the named executive officers (“NEOs”):

•	G. William Beale, President and Chief Executive Officer (“CEO”)
•	Robert M. Gorman, Executive Vice President and Chief Financial Officer (“CFO”)
•	John C. Neal, President, Union First Market Bank (“Bank President”)
•	D. Anthony Peay, Executive Vice President and Chief Banking Officer, Union First Market Bank (“CBO”)
•	Elizabeth M. Bentley, Executive Vice President and Director of Retail Banking

In this Compensation Discussion and Analysis, we sometimes refer to all of the Company’s executive officers, including the NEOs, as the “Executive Group.”

This section also informs shareholders about certain incentive compensation plans as well as components of compensation paid to the NEOs. Following the Compensation Discussion and Analysis, we provide additional information relating to executive and director compensation in a series of tables, including important explanatory footnotes and narrative. The Summary Compensation Table is incorporated by reference into this Compensation Discussion and Analysis.

At the 2013 Annual Meeting, the Company provided shareholders with an advisory vote on executive compensation. The shareholders voted to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2013 Annual Meeting proxy statement. The vote was 16,459,741 shares “For” (82.2% of the shares voted) and 3,780,365 shares “Against” (17.8% of the shares voted).

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The Compensation Committee took into account the result of the shareholder vote in determining executive compensation policies and decisions since the 2013 Annual Meeting. The Compensation Committee viewed the vote as an expression of the shareholders’ overall satisfaction with the Company’s current executive compensation programs. While the Compensation Committee considered this shareholder satisfaction in determining to continue the Company’s executive compensation programs for 2014, decisions regarding incremental changes in individual compensation were made in consideration of the factors described below.

Executive Summary

We have designed our compensation programs to link the compensation levels that our NEOs receive through the Company’s various incentive plans to our financial performance. In making compensation decisions, the Compensation Committee considers market practices and compensation levels, the Company’s performance and good governance practices. Our goal is to ensure that our compensation programs are competitive in attracting, motivating and retaining high level executive talent, commensurate with our financial performance, and are aligned with the interests of our shareholders.

Each compensation element is generally targeted to the median of “market,” which we define through the use of a select peer group and survey data that the Committee deems comparable. The incentive programs are designed so that superior financial performance should result in pay higher than our peers while substandard performance should result in pay lower than our peers.

Below are some of the changes we made to our executive compensation program for 2013:

•	Base salaries of the NEOs were adjusted by 2%. Ms. Bentley also received a market adjustment of $3,000 to bring her base salary closer to the market median for her position.
•	Payments under the Management Incentive Plan (“MIP”) for 2013 performance were made to our NEOs ranging from 17% to 21% of base salary.
•	Equity awards were made in the form of time-based restricted stock and performance shares.
•	We formally implemented stock ownership guidelines for our NEOs.

These enhancements are in addition to the various other best practices that have been embedded into our compensation programs which ensure that the Committee maintains important corporate governance policies:

•	Claw-back provisions in the MIP allow the Company to recoup any excess incentive compensation paid to the NEOs under the MIP if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws.
•	We use a structured, formulaic process for determining the amount of annual short term incentive cash compensation.
•	Equity programs reward performance over a three or four-year time horizon.
•	Performance share awards deliver value to executives according to pre-determined financial metrics.
•	Annually, the Company’s Internal Audit Department evaluates our compensation plans as part of its enterprise risk management reviews. The Compensation Committee reviews the audit report as part of its effort to ensure our compensation plans do not encourage imprudent risk taking.

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•	We use the services of an independent compensation consultant.

Compensation Philosophy and Objectives

What is the Company’s overall executive compensation philosophy?

The "total compensation philosophy" underlying our executive compensation program is to provide competitive, market-based total compensation programs that are tied to our business strategy and performance, and are aligned with the interests of our shareholders.

Within this framework, we observe the following principles:

•	Attract and retain highly qualified executives: Executive officers have base salaries that are market competitive with our identified industry peer group and permit us to hire and retain high quality individuals at all levels. We recognize that by retaining high quality executives, our customers and shareholders will benefit from their expertise, high performance, and service longevity.
•	Pay for performance: Performance-related cash incentive compensation for our executives that varies with annual Company performance. Executives are rewarded for achieving the Company’s operational and financial goals and providing a growing return to the shareholders.
•	Reward long-term growth and profitability: Executive officers are rewarded for the critical execution and achievement of long-term results, and such rewards are aligned with the interests of our shareholders.
•	Align compensation with shareholder interests: The interests of our executive officers are linked with those of our shareholders through the risks and rewards of the ownership of our common stock.

Executive Compensation Administration

What is the Compensation Committee’s role with respect to executive compensation?

The Compensation Committee follows its charter (which is on the Company’s website at http://investors.bankatunion.com) and met eight times during 2013. The principal duties of the Compensation Committee are to:

•	review and recommend to the Board of Directors for approval the compensation of the CEO and the other NEOs, taking into consideration the CEO’s compensation recommendations for them. The CEO does not deliberate in regard to his own pay and is not present during discussions concerning his pay;
•	provide continuous oversight of executive compensation plans and adherence to the Company’s overall compensation philosophy;
•	review and ensure compliance with the compensation rules and regulations applicable to the Company under the Dodd-Frank Act and certain SEC disclosure rules;
•	approve the MIP corporate goals and objectives relevant to the Executive Group and evaluate each executive’s performance against these goals and objectives; and
•	recommend to the Board of Directors the compensation components for each member of the Executive Group.

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Has the Compensation Committee retained and worked with an independent executive compensation consultant?

Yes; during 2013, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“PM&P”), an independent executive compensation consulting firm, to provide comprehensive consulting services, including to:

•	provide information regarding base salary ranges and recommendations for executives;
•	review the Compensation Discussion and Analysis section of the proxy statement;
•	assist in developing goals for the short and long term incentive plans;
•	update the Compensation Committee about regulatory matters and trends;
•	provide feedback to the Compensation Committee regarding the incentive compensation plan for commercial loan officers;
•	assist with the development of 2014 executive compensation decisions; and
•	attend Compensation Committee meetings.

PM&P reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has analyzed whether the work of PM&P as a compensation consultant has raised any conflict of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by PM&P; (ii) the amount of fees from the Company paid to PM&P as a percentage of PM&P’s total revenue; (iii) PM&P’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of PM&P or the individual compensation advisors employed by PM&P with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by PM&P or the individual compensation advisors employed by PM&P. The Compensation Committee has determined, based on its analysis of the above factors, among others, that the work of PM&P and the individual compensation advisors employed by PM&P as compensation consultants to the Company has not created any conflict of interest.

What is the process the Compensation Committee uses to make executive compensation decisions?

The Compensation Committee reviewed relevant market data and analyses provided by its independent executive compensation advisor, conferred with the Company’s Chief Audit Executive, and sought the advice of other key executives, including the CEO, the CFO, and the Director of Human Resources. As a result of its work, the Compensation Committee recommended to the Board of Directors the annual base salaries and the short and long term incentive opportunity levels for the NEOs. The Compensation Committee considered the current economic and industry environment during its deliberative process.

How is risk considered in the development of the Company’s compensation programs?

The Company’s Internal Audit Department annually evaluates all compensation plans as part of its enterprise risk management reviews. The department reviews the performance metrics, approval mechanisms and related characteristics of the Company’s compensation policies and programs for all employees, including salaries, incentive plans, bonuses, sales incentives, stock options, restricted stock awards, and performance stock awards to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company or its affiliates. To date, these reviews have found the Company’s compensation plans do not present undue risk. In addition, the Compensation Committee regularly reviews incentive compensation arrangements and consults with the Company’s senior risk officers whenever appropriate to ensure that such arrangements do not encourage the NEOs to take unnecessary and excessive risks that could threaten the value of the Company.

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What peer group did the Compensation Committee use as a guide during 2013?

During 2013, the Compensation Committee compared the principal elements of total direct compensation against a peer group of publicly traded U. S. commercial banks with assets ranging from approximately $2.2 billion to $8.1 billion. The companies comprising that peer group as of December 31, 2013 were:

Ameris Bancorp	S&T Bancorp, Inc.
Bank of the Ozarks, Inc.	Sandy Spring Bancorp, Inc.
Community Trust Bancorp, Inc.	SCBT Financial Corporation
F.N.B. Corporation	Simmons First National Corporation
First Bancorp	StellarOne Corporation
First Commonwealth Financial Corporation	Southside Bancshares, Inc.
First Financial Bankshares, Inc.	Texas Capital Bancshares, Inc.
Home BancShares, Inc.	TowneBank
National Penn Bankshares, Inc.	United Bankshares, Inc.
Pinnacle Financial Partners, Inc.	United Community Banks, Inc.
Renasant Corporation	Virginia Commerce Bancorp, Inc.
Republic Bancorp, Inc.	WesBanco, Inc.

What factors did the Compensation Committee consider in selecting the peer group?

The Compensation Committee considered the “compatibility” and “comparability” of each company when selecting the 2013 peer group. The Compensation Committee reviewed, among other things, each peer company’s asset size, earnings, geographical locations, organizational structure and governance, numbers of employees, numbers of branch offices, and service offerings. The Compensation Committee regularly reviews, evaluates, and adjusts the peer group when assessing and determining compensation so that its decisions are thoughtful, fair, and within the parameters of similarly situated institutions. The Committee also considers the peers used by proxy advisory firms to ensure reasonable overlap.

What survey data did the Compensation Committee use as a guide during 2013?

Positions were matched based on job duties using the appropriate scope for asset size. The survey data used in the executive compensation review primarily included national data from the following:

•	Pearl Meyer & Partners, 2013 National Banking Compensation Survey Report;
•	Kenexa, 2013 CompAnalyst;
•	McLagan, 2013 Regional and Community Banks; and
•	Additional proprietary survey sources.

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Elements of Compensation

What are the elements of compensation for the NEOs and the other members of the Executive Group?

For 2013, the principal components of compensation for members of the Executive Group were:

•	base salary;
•	performance-based short term cash incentive compensation; and
•	long-term incentive compensation in the form of time-based restricted stock and performance shares.

These and other elements of compensation are described below and are detailed in the Summary Compensation Table and some of the other tables following this Compensation Discussion and Analysis.

How does the Company set the amount for each element and how does each element fit into the pay strategy?

Annually, the Compensation Committee evaluates the following elements of executive compensation:

•	Base Salary: Paid to recognize the day-to-day duties and responsibilities of Company positions. Individual base salary determinations involve consideration of market competitiveness, incumbent qualifications, performance and service longevity.
•	Short Term Incentive opportunity: Consistent with competitive practices, executives have a portion of their targeted annual total cash compensation at risk, contingent upon meeting the Company's corporate goals and the executive’s personal objectives.
•	Long Term Incentive opportunity: Executives who are critical to our long term success participate in long term incentive opportunities that link a significant portion of their total compensation to increasing shareholder value.

Generally, the Compensation Committee targets base salary compensation and the various percentages used to calculate short and long term incentive opportunities at the 50th percentile of the select peer group market data, using prevailing industry practices as a guide.

Base Salary

Effective May 1, 2013, the NEOs received a 2% merit increase adjustment. Ms. Bentley also received a market adjustment of $3,000 to bring her base salary more in line with the median of the market data. The base salaries for 2013 after these adjustments were:

G. William Beale	$480,281
Robert M. Gorman	$255,000
John C. Neal	$297,582
D. Anthony Peay	$274,600
Elizabeth M. Bentley	$236,755

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Short Term Incentive Compensation

Consistent with competitive practices, the executives have a portion of their targeted annual total cash compensation at risk, contingent upon meeting the Company's corporate goals and individual performance objectives.

The Company's short term incentive plan, known as the Management Incentive Plan or “MIP,” is an annual plan that begins each January 1st, which is the first day of the Company’s fiscal year.

•	The Compensation Committee administers the MIP and has final authority with respect to all matters or disputes relating to the plan.
•	Award payouts range from 25% to 150% of the executives’ target opportunity based on achieving superior levels of performance.
•	Currently, the aggregated awards to the MIP participants may not exceed 2.8% of the Company’s annual net income unless the Compensation Committee deems otherwise.

The plan includes a claw-back provision, which states that if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the participants shall reimburse the Company for any excess incentive payment that would otherwise not have been made had the Company’s financial performance been reported correctly.

What performance measures were used in the 2013 MIP?

The below corporate performance measures and weightings were derived based on the 2013 corporate budget. The CEO presents the recommendations to the Compensation Committee for discussion and approval.

The Compensation Committee reviewed and approved the 2013 corporate performance measures and weightings of the MIP. This review included:

•	reviewing quantitative data and making qualitative decisions regarding performance in light of events affecting the Company from an economic, regulatory, and operational perspective;
•	establishing a net income goal by using a return on equity target set by the Compensation Committee; and
•	setting the return on equity target, for which the Compensation Committee reviewed the Company’s 2013 budget, peer group return on equity, and peer group return on assets performance.

.

Performance Measures	Weighting

Net Income	50.0%

Non Performing Assets	20.0%

Total Loans	20.0%

Household Growth	10.0%
100.0%

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What were the incentive opportunities and the component weightings for the NEOs in 2013?

Taking into consideration the recommendations of its independent compensation consultant, and the CEO’s recommendations for the other NEOs, the Compensation Committee assigns each NEO an incentive award target as a percentage of year end base salary. The Compensation Committee also assigns each NEO a weighting between the corporate and individual/divisional goals.

Listed below are the NEOs’ targeted percentages and weightings for the 2013 MIP:

Name	Target as a Percentage of Base Salary	Corporate Goal Weighting	Individual/ Divisional Goal Weighting

G. William Beale	50%	100%	—
Robert M. Gorman	40%	80%	20%
John C. Neal	30%	80%	20%
D. Anthony Peay	40%	80%	20%
Elizabeth M. Bentley	30%	80%	20%

What award payouts did the NEOs receive under the 2013 MIP?

Payout on the MIP corporate goal weighting is formulaic and based on actual corporate results versus budget. The following table shows the targets as established and the Company’s performance against those goals.

Performance Measures	Weighting	Achievement %	Payout %

Net Income	50.0%	0.0%	0.0%

Non Performing Assets	20.0%	121.5%	24.3%

Total Loans	20.0%	17.9%	3.6%

Household Growth	10.0%	142.3%	14.2%
	100.0%		42.1%

The NEOs, with the exception of the CEO, have a portion of their MIP payouts based on individual/divisional goals. The payout is based on a combination of actual business results versus budget and CEO discretion. The CEO determines whether the NEO met his/her individual goals for the plan year and provides the information to the Compensation Committee as needed to inform the applicable recommendations and decisions.

The final award amounts below were approved by the Compensation Committee and the Company’s Board of Directors in February 2014 and paid in March 2014.

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G. William Beale	$[●]
Robert M. Gorman	$[●]
John C. Neal	$[●]
D. Anthony Peay	$[●]
Elizabeth M. Bentley	$[●]

Did the NEOs receive any special cash awards in 2014?

On January 1, 2014, the Company acquired StellarOne Corporation and its wholly owned subsidiary, StellarOne Bank. To reward the NEOs other than the CEO for their contribution to the StellarOne acquisition, in February 2014, the CEO recommended and the Compensation Committee approved the below cash awards to be paid in March 2014.

Robert M. Gorman	$[●]
John C. Neal	$[●]
D. Anthony Peay	$[●]
Elizabeth M. Bentley	$[●]

Long Term Incentive Compensation

Long term incentive compensation is provided to members of the Executive Group to reward the Company’s executives for the critical execution and achievement of long term results and to align their interests with those of our shareholders.

The Compensation Committee approves long term incentive compensation awards for the previous year annually, usually at its February meeting. The Compensation Committee does not time awards based on information, either positive or negative, about the Company that has not been publicly disseminated.

In making long term incentive compensation determinations, the Compensation Committee considers in its discretion the following:

•	the Company’s performance relative to peers;
•	industry-specific survey results;
•	the data and opinions offered by the Compensation Committee’s independent compensation consultant;
•	the Company’s earnings, growth, and risk management practices and results;
•	in determining the type of award to be granted, the accounting and tax treatment of the award for both the Company and the recipient; and
•	whether the exercise price of all stock options is equal to, or greater than, the per share NASDAQ market closing price of the Company’s common stock on the date of the grant. We do not backdate or re-price stock options granted under our equity plans. We do not grant discounted options.

What is the 2003 Stock Incentive Plan?

The 2003 Stock Incentive Plan (“2003 SIP”) is the Company’s former equity compensation plan used for granting stock awards to eligible employees of the Company and its subsidiaries in the form of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock. The 2003 SIP terminated on June 30, 2013, and no awards were made after such date. Awards made prior to the 2003 SIP's termination date, and outstanding on that date, remain valid in accordance with their terms.

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What is the 2011 Stock Incentive Plan?

The 2011 Stock Incentive Plan (“2011 SIP”), the Company's current equity compensation plan, was adopted by the Board of Directors on November 2, 2010 and became effective January 1, 2011, as approved by the shareholders at the Company’s 2011 Annual Meeting. The 2011 SIP makes available up to 1,000,000 shares of the Company’s common stock for granting stock awards in the form of incentive stock options, nonqualified stock options, restricted stock, and other stock-based awards to eligible employees of the Company and its subsidiaries. The Compensation Committee administers the 2011 SIP and it has discretion with respect to determining whether, when, and to whom stock options, restricted stock, and other stock based awards may be granted. The Compensation Committee also determines the terms and conditions for each such award, including any vesting schedule. As of January 31, 2014, there were 639,263 shares remaining in the 2011 SIP for specific grants and awards.

Describe how the executives, including the NEOs, are granted awards under the Company’s long term incentive plans?

Beginning in 2013, the Compensation Committee amended its long term incentive plan to use restricted stock for the portion of the award that in the past had been granted using stock options. The Compensation Committee believed that the combination of restricted stock coupled with meaningful stock ownership requirements would reduce the risk profile of the awards while ensuring that executives are focused on shareholder value and the long term success of the Company. The plan for 2013 was comprised of two components:

•	50% of the executive’s target long term incentive value is awarded as a restricted stock award vesting ratably over four years; and

•	50% of the executive’s target long term incentive value is awarded as performance shares.

The number of shares is calculated using the per share NASDAQ market closing price of the Company’s common stock on the date of approval by the Compensation Committee.

Executives may earn the performance share portion of their awards by achieving certain metrics as established by the Compensation Committee. Since 2010, the number of shares to be awarded at the end of the period is based on the relative return on equity and return on assets of the Company versus an index of U.S. commercial banks traded on major exchanges over a three-year performance period.  The U.S. commercial banks included in this index were compiled by PM&P for the Compensation Committee’s review and approval and range from 50% to 200% of the Company’s asset size. With respect to the 2013-2015 plan, asset size will be determined as of December 31, 2015.

What awards were made to the NEOs in 2013 under either the 2003 SIP or the 2011 SIP?

As part of a long term incentive plan for the period [●] 2013 through [●] 2015, on February 28, 2013, the Compensation Committee approved and recommended to the Board of Directors, which in turn approved awards, of restricted shares and a performance share opportunity to the NEOs, as listed below:

	Restricted Stock	Performance Share Opportunity
G. William Beale	6,615	6,615
Robert M. Gorman	2,810	2,810
John C. Neal	2,459	2,459
D. Anthony Peay	3,026	3,026
Elizabeth M. Bentley	1,957	1,957

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What is the mix of cash and equity-based compensation for all executives, including the NEOs?

Generally, the targeted mix of cash and equity-based compensation for executives is on average 56% for base salary, 22% for annual cash incentives, and 22% for long term equity incentives. Incentive compensation for an individual executive may become a larger percentage of that person’s total direct compensation when he/she assumes significant responsibilities and has a significant impact on the financial or operational success of the Company.

What are the NEO Stock Ownership Guidelines?

On January 31, 2013, the Compensation Committee and the Board of Directors approved adoption of stock ownership guidelines for the NEOs. The stock ownership guidelines support the objective of increasing the amount of stock owned by NEOs to further align the interests of management with the interests of shareholders, and to ensure that the NEOs have a significant stake in the organization’s long-term success. The guidelines were developed based on a review of competitive market practice as conducted by the independent executive compensation advisor to the Compensation Committee. The stock ownership guidelines establish stock ownership levels for the NEOs as follows:

CEO – three times base salary

Bank President and CBO – two times base salary

Other NEOs – one times base salary

The guidelines state that each executive should achieve the designated level of stock ownership within five years. For the CEO and the other current NEOs, the five-year period began January 1, 2013; for a new NEO, the five-year period will begin on his/her date of hire. Prior to meeting the guidelines, the CEO and the other NEOs are required to retain 50% of his/her shares received as a result of vesting or exercise.

Each NEO's ownership levels will be reviewed annually by the Company and the Compensation Committee. Shares owned in the following manner will qualify as shares “owned” for purposes of the stock ownership guidelines: shares owned directly, shares owned indirectly through a spouse or trust, shares received by the NEO as a result of a restricted stock award or exercised stock option (including those that have been deferred for distribution) under one of the Company's incentive plans, and shares held in the Company's employee stock ownership plan.

What health, welfare, or other benefits do the members of the Executive Group receive?

All members of the Executive Group are eligible to participate in the health and welfare benefit programs available to all of the Company’s employees. These programs include medical, dental, and vision coverages, short and long term disability plans, and life insurance. All members of the Executive Group are also participants in the Employee Stock Ownership Plan sponsored by the Company.

Are there any other programs under which the members of the Executive Group may receive benefits?

Yes; the Company has a 401(k) profit sharing plan and all members of the Executive Group participate in this plan and are fully vested in their own contributions. The Company’s discretionary matching contributions vest pro-ratably and are fully vested after each plan participant has completed five years of service.

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Executive Perquisites

The Company provides limited perquisites to its Executive Group. The Company provides to Mr. Beale an automobile, which is used primarily for business purposes, and covers the automobile’s related expenses; Mr. Beale’s membership dues for the Fredericksburg Country Club, the Farmington Country Club in Charlottesville, and The Commonwealth Club in Richmond, are also paid by the Company. The Company pays the rent for an apartment for Mr. Beale in Richmond, which coincides with Mr. Beale’s full time office relocation from the Company’s Operations Center in Ruther Glen, Virginia to the Company’s corporate headquarters in Richmond, Virginia; Mr. Beale pays all other costs associated with this apartment, such as utilities, insurance, and furnishings. Mr. Neal’s membership dues for the Fredericksburg Country Club are paid by the Company. Messrs. Peay, Neal, and Ms. Bentley each receive monthly car allowances.  All members of the Executive Group currently have cellular devices, which are used for business purposes and are paid for by the Company (in accordance with the Company’s cellular phone policy).

What decisions have been made in respect to NEO compensation for 2014?

On January 1, 2014, the Company acquired StellarOne Corporation and its wholly owned subsidiary, StellarOne Bank. During the course of planning for 2014 NEO compensation, the Compensation Committee, with the help of its independent compensation consultant, reviewed compensation data and discussed philosophically the compensation programs and levels associated with banks with an asset size of approximately $7+ billion. Based on its deliberations, the Compensation Committee made the following decisions:

•	The peer group was amended to reflect Union’s post-acquisition asset size.
•	A competitive review of compensation for the Executive Group was conducted. The methodology of determining the market data as described above remained the same with the exception that sources were updated to reflect the post-acquisition asset size of the Company.
•	Base salaries were adjusted to reflect the median of the market data.
•	Annual short and long term incentive opportunities remained at their existing 2013 target levels as a percentage of base salary.

The Committee considered several alternatives in adjusting compensation, including moving both base salaries and incentive opportunities to the market data medians over a period of time such as 2 or 3 years. After careful consideration, the Committee decided to move base salaries approximately to the market median to recognize the added responsibilities and expectations for the executives in running a larger organization. The Committee will continue to consider other adjustments such as adjusted incentive opportunities in future discussions.

Collectively, the peer group and survey data is referred to as the “market data”. The revised peer group used in the 2014 Executive Compensation review was as follows:

1st Source Corporation	International Bancshares Corporation
BancFirst Corporation	MB Financial, Inc.
BancorpSouth, Inc.	National Penn Bancshares, Inc.
Chemical Financial Corporation	Old National Bancorp
F.N.B. Corporation	Park National Corporation
First Commonwealth Financial Corporation	Pinnacle Financial Partners, Inc.
First Financial Bancorp.	S&T Bancorp, Inc.
First Financial Bankshares, Inc.	Texas Capital Bancshares, Inc.
First Financial Holdings, Inc.	TowneBank
First Midwest Bancorp, Inc.	Trustmark Corporation
Heartland Financial USA, Inc.	United Bankshares, Inc.
IBERIABANK Corporation	WesBanco, Inc.

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The survey data used in the executive compensation review primarily included national data from the PM&P, McLagan, and Kenexa databases/surveys. Positions were matched based on job duties using the appropriate scope for asset size.

Effective March 1, the base salary adjustments for 2014 are as follows:

2014 Base Salary
G. William Beale	$[●]
Robert M. Gorman	$[●]
John C. Neal	$[●]
D. Anthony Peay	$[●]
Elizabeth M. Bentley	$[●]

Executive Agreements

Were there agreements relating to executive compensation in 2013?

The Company has entered into employment agreements and “change in control,” or what we call management continuity agreements, with certain employees. For Messrs. Beale, Peay, and Neal, these agreements were amended and restated in 2006; they were further amended and restated as of December 31, 2008 to comply with Section 409A of the Internal Revenue Code. Mr. Peay’s employment agreement was amended on April 1, 2012 to address his change in role from Chief Financial Officer to Chief Banking Officer. Ms. Bentley’s agreements are dated as of October 24, 2011. Mr. Gorman’s agreements are dated as of July 17, 2012; Mr. Gorman’s management continuity agreement was amended and restated as of December 7, 2012 to remove his ability to receive severance payments and other benefits following a voluntary termination of his employment for any reason during a 45-day period beginning on the one year anniversary date of the change in control transaction. We describe these agreements in more detail below.

Employment Agreements

G. William Beale. As of December 31, 2008, to effectuate compliance with Section 409A of the Internal Revenue Code (“Section 409A”), the Company entered into an amended and restated employment agreement (the “Agreement”) with G. William Beale pursuant to which the Company agrees to employ Mr. Beale as President and Chief Executive Officer. The Agreement supersedes and replaces the employment agreement between the Company and Mr. Beale that was entered into in 2006 providing for his employment as President and Chief Executive Officer of the Company. On February 1,

2010, the Company and Mr. Beale agreed to an amendment to the Agreement to clarify Mr. Beale’s position as Chief Executive Officer of the Company.

The Agreement, which has an initial term of three years, provides that beginning on the commencement of the employment period under the Agreement, and on each day thereafter, the term of the Agreement will automatically be extended an additional day, unless the Company gives notice that the employment term will not thereafter be extended.

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Under the Agreement, Mr. Beale’s base salary as of May 1, 2012 was $470,864. Mr. Beale’s base salary and the recommendations of the Compensation Committee are reviewed annually by the Board of Directors. Mr. Beale is entitled to annual cash bonuses and stock-based awards in such amounts as may be determined in accordance with the terms and conditions of the applicable short and long term incentive compensation plans adopted on an annual basis by the Compensation Committee and approved by the Board of Directors.

The Company may terminate Mr. Beale’s employment at any time for “Cause” (as defined in the Agreement) without incurring any additional obligations to him. If the Company terminates Mr. Beale’s employment for any reason other than for “Cause” or if Mr. Beale terminates his employment for “Good Reason” (as defined in the Agreement), the Company will generally be obligated to continue to provide the compensation and benefits specified in the Agreement for two years following the date of termination. Upon the termination of his employment, Mr. Beale will be subject to certain noncompetition and nonsolicitation restrictions.

If Mr. Beale dies while employed by the Company, the Company will continue to pay Mr. Beale’s designated beneficiary, or his estate, as applicable, an amount equal to Mr. Beale’s then current base salary for six months after Mr. Beale’s death. If Mr. Beale is terminated as a result of his disability as determined pursuant to the Agreement, then certain restrictions imposed by the Agreement shall not apply after he ceases to be employed by the Company.

The Agreement will terminate in the event that there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreement, dated as of December 31, 2008, between the Company and Mr. Beale, will become effective and any termination benefits will be determined and paid solely pursuant to the Amended and Restated Management Continuity Agreement.

Robert M. Gorman. The Company entered into an employment agreement with Mr. Gorman effective as of July 17, 2012; this agreement contains substantially similar terms as and is modeled after Mr. Neal’s employment agreement. The Company and Mr. Gorman also entered into a Management Continuity Agreement effective as of July 17, 2012, which agreement is substantially similar to that of Mr. Neal, except that (i) Mr. Gorman does not have the right to receive severance payments and other benefits following a voluntary termination of his employment for any reason during a 45-day period beginning on the one year anniversary date of the change in control transaction; and (ii) Mr. Gorman’s agreement does not include a tax gross up provision. Mr. Gorman’s agreement has an initial term of two and-a-half years, and will be automatically renewed annually for an additional calendar year upon the expiration of the initial term unless the Company gives notice that the employment term will not be extended. Mr. Gorman’s employment agreement will terminate in the event there is a change in control of the Company, at which time the Management Continuity Agreement will become effective and any termination benefits will be determined and paid solely pursuant to that agreement.

D. Anthony Peay and John C. Neal. The Company also entered into amended and restated employment agreements with Messrs. Peay and Neal as of December 31, 2008, again to effectuate compliance with Section 409A; these agreements contain substantially similar terms as and are modeled after Mr. Beale’s Agreement. These agreements supersede and replace the employment agreements Messrs. Neal and Peay entered into in 2006. Each agreement has an initial term of two years, and, similar to Mr. Beale’s Agreement, each is renewed automatically for an additional day during the term unless the Company gives notice that the employment term will not be extended. Similar to Mr. Beale’s Agreement, each agreement with Messrs. Peay and Neal will terminate in the event there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreements between Messrs. Peay and Neal and the Company, respectively, will become effective and any termination benefits will be determined and paid solely pursuant to those agreements.

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Elizabeth M. Bentley. The Company entered into an employment agreement with Ms. Bentley effective as of October 24, 2011; this agreement contains substantially similar terms as and is modeled after Mr. Neal’s employment agreement. The Company and Ms. Bentley also entered into a Management Continuity Agreement effective as of October 24, 2011, which agreement is substantially similar to that of Messrs. Gorman, Neal and Peay. Ms. Bentley’s employment agreement will terminate in the event there is a change in control of the Company, at which time the Management Continuity Agreement will become effective and any termination benefits will be determined and paid solely pursuant to that agreement.

The Executive Group/Potential Post-employment Payments. Estimated potential payments to members of the Executive Group, upon the termination of their employment, including a termination following a change in control, if applicable, are set forth in the table on page [●].

Management Continuity Agreements

As stated above in the section describing their employment agreements, the Company has separate agreements with Messrs. Beale, Gorman, Peay, Neal, and Ms. Bentley that become effective upon a change in control of the Company. Under the terms of each of these agreements, the Company or its successor is required to continue in its employ Messrs. Beale, Gorman, Peay, Neal, and Ms. Bentley for a term of three years after the date of a change in control (as defined in the respective management continuity agreements). According to certain provisions, these Executive Group members will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to those paid in the immediate prior year and bonuses at least equal to the annual bonuses paid prior to the change in control. If the employment of any of these five executives is terminated during the three years other than for cause or disability (as defined in the respective management continuity agreements), or if any of them should terminate employment because a material term of his/her agreement is breached by the Company, such terminating executive will be entitled to a lump sum payment, in cash, not later than the first day of the seventh month after the date of termination; for Mr. Beale, this lump sum will be equal to 2.99 times the sum of Mr. Beale’s base salary, plus his highest annual bonus paid or payable for the two most recently completed years, plus any of his pre-tax reductions or compensation deferrals for the most recently completed year; for 24 months following the date of termination, he will also continue to be covered under all health and dental plans, disability plans, life insurance plans and all other welfare benefit plans of the Company in which he or his dependents were participating immediately prior to the date of termination. Similarly, for each of Messrs. Gorman, Peay, Neal, and Ms. Bentley, the lump sum cash payment will be equal to 2.00 times the sum of his/her respective base salary, plus his/her highest annual bonus paid or payable for the two most recently completed years, plus any of his/her pre-tax reductions or compensation deferrals for the most recently completed year; for 24 months following the date of termination, Messrs. Gorman, Peay, Neal, and Ms. Bentley will also continue to be covered under all health and dental plans, disability plans, life insurance plans and all other welfare benefit plans of the Company in which the executive or his/her dependents were participating immediately prior to the date of termination.

Does the Company have any other plans or agreements, not already discussed above, that relate to any other form of compensation for the executives listed in the Summary Compensation Table?

Yes; the Company and certain members of the Executive Group are parties to certain separate agreements, each of which is known commonly as a split dollar life insurance agreement; some of these agreements are referred to as “BOLI” agreements. The acronym “BOLI” means “bank owned life insurance.” Generally, under each split dollar or BOLI agreement, the Company has applied to a reputable insurance company for an insurance policy on the executive’s life. The insured executive is requested to designate his/her beneficiary upon death. A death benefit will be paid to the executive’s designated beneficiary, or to his/her estate, as may be applicable, under the provisions of the applicable agreement, and a death benefit will also be paid to the Company. Any death benefit paid to the Company will be in excess of any death benefit paid to the insured executive’s designated beneficiary.

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The Company has entered into BOLI agreements with certain employees on three occasions, in 2000, 2005 and in 2013. With respect to the first occasion (2000), the Company’s BOLI agreements with Messrs. Beale, Peay, and Neal, and the respective death benefit for each such executive’s designated beneficiary or estate, include a benefit equal to 3.0 times each executive’s respective annual compensation as of the date of termination. With respect to the second occasion (2005), Messrs. Beale, Peay, Neal, and Ms. Bentley each have a separate BOLI agreement with a death benefit equal to $100,000. With respect to the third occasion (2013), Messrs. Beale, Gorman, Peay, and Neal, and Ms. Bentley each have a separate BOLI agreement with a death benefit equal to $100,000.

Does the Company have any split dollar life insurance or BOLI agreements with any employees other than the Executive Group?

Yes; the Company has other split dollar life insurance or BOLI agreements with numerous other employees who are not considered to be members of the Executive Group. Generally, the BOLI agreements contain provisions that are substantially similar to the above-described BOLI agreements that the Company has with the Executive Group members. All of these BOLI agreements were entered into in 2000, 2005, and 2013 except for four split dollar agreements that were entered into on two occasions (2001 and 2003) for four employees of the former First Market Bank, FSB who are not members of the Executive Group.

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above in this proxy statement. Based on its reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Respectfully submitted by the members of the Compensation Committee,

Ronald L. Tillett, Chairman

Ronald L. Hicks

R. Hunter Morin

Linda V. Schreiner

Glenn Combs, as of January 1, 2014

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides information on the compensation accrued or paid by the Company or its subsidiaries during the years indicated for the CEO, CFO, the Bank President, the CBO and the Director of Retail Banking.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (MIP) (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)

G. William Beale (5)	2013	477,142	[●]	240,142	-	101,145	17,815	66,949	903,192
President and CEO, Union First	2012	457,716	-	117,716	117,716	199,195	16,126	56,169	964,638
Market Bankshares Corporation	2011	423,280	-	108,106	106,379	133,116	14,598	51,109	836,588

Robert M. Gorman (6)	2013	253,333	[●]	142,000	-	52,729	-	7,023	445,085
EVP/Chief Financial Officer, Union	2012	110,577	-	-	-	38,779	-	1,050	150,406
First Market Bankshares Corporation	2011	-	-	-	-	-	-	-	-

John C. Neal	2013	295,637	[●]	89,275	-	47,133	-	43,498	475,543
President, Union First Market Bank	2012	288,912	-	43,762	43,762	73,374	-	40,707	490,516
	2011	280,500	-	42,482	41,807	53,606	-	19,666	438,061

D. Anthony Peay	2013	272,806	[●]	109,840	-	56,647	-	28,455	467,748
EVP/Chief Banking Officer, Union	2012	260,504	-	53,843	53,843	91,911	-	26,142	486,242
First Market Bankshares Corporation	2011	240,720	-	48,622	47,841	58,611	-	16,073	411,867

Elizabeth M. Bentley	2013	234,227	[●]	71,027	-	44,081	-	22,137	371,472
EVP/Director of Retail Banking, Union	2012	224,848	-	34,376	34,376	58,990	-	21,334	373,923
First Market Bankshares Corporation	2011	206,800	-	32,431	31,911	41,811	-	11,265	324,218

(1)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. Stock awards consist of both restricted and performance-based awards. Both restricted and performance-based awards in the above table assume the probable outcome of performance conditions is equal to the maximum potential value of the awards. Restricted awards vest 50% on each of the third and fourth anniversaries from date of grant. For valuation and discussion of the assumptions related to stock options and awards, refer to the Company’s 2013 Form 10-K footnote 13 “Employee Benefits.”

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(2)	Represents cash award for individual and company performance under the MIP based upon achievement of specific goals approved by the Company’s Board of Directors. Achievement of specific goals and amount of cash award are determined by the Company’s Compensation Committee and submitted to the Company’s Board of Directors for approval.
(3)	Represents the change in actuarial present value under the deferred supplemental compensation program for the prior completed fiscal year.
(4)	The details of the components of this column are provided in a separate table below.
(5)	$58,510 of Mr. Beale’s compensation has been voluntarily deferred into the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(6)	Mr. Gorman joined the Company on July 17, 2012; his compensation information for 2012 is pro-rated accordingly.

2013 ALL OTHER COMPENSATION TABLE

	Insurance Premiums	Company Contributions to Retirement and 401(k) Plans	Dividends on Restricted Stock Awards (1)	Other Plan Payments (2)	BOLI Income	Other Benefits (3)	Total
Name	($)	($)	($)	($)	($)	($)	($)

G. William Beale	15,185	10,200	3,325	11,817	8,265	18,157	66,949
Robert M. Gorman	-	4,649	2,374	-	-	-	7,023
John C. Neal	-	10,200	1,443	6,996	4,721	20,138	43,498
D. Anthony Peay	-	10,200	1,591	6,475	1,789	8,400	28,455
Elizabeth M. Bentley	-	7,077	1,064	5,461	135	8,400	22,137

(1)	The executives receive the same cash dividends on restricted shares as holders of regular common stock.
(2)	Represents a bonus available to all employees beginning in 1999 in lieu of disbanding a defined benefit plan. The amount provided is available to all eligible employees who were employed at that time and who continue to be employed by the Company or its subsidiaries. The bonus is currently determined as 2% of base salary or commissions for only those employees.
(3)	Represents private and country club membership dues, car allowances, and use of a Company-leased apartment.

Stock Option Grants and Stock Awards in 2013 under the 2003 SIP or the 2011 SIP.

As described above, the Company’s 2003 SIP and 2011 SIP provide for grants of stock options, stock appreciation rights, and restricted stock to executive officers and key employees of the Company and its subsidiaries. The table on page [●] provides information for both non-equity and equity incentive plan awards, if any, and all other stock option grants and stock awards.

During 2013, did the Company make any awards of either stock options or stock to the executives identified in the Summary Compensation Table under the 2003 SIP or the 2011 SIP?

Yes; the Company awarded restricted shares and a performance share opportunity to each member of the Executive Group under the 2011 SIP on February 28, 2013 (see pages [●] and [●]). These awards represent a portion of the long term incentive compensation available to the executive for the period [●] 2013 through [●] 2015. The awards made to each NEO are included in the Summary Compensation Table and in the Grants of Plan-Based Awards in 2013 table below.

How does the Company determine the awards for performance-based shares of the Company’s common stock?

The right to earn performance-based shares of the Company’s common stock by certain members of the Executive Group is determined according to each participant’s salary level, based on survey data, and does not vary based on individual performance. The actual payouts of these performance-based shares, if any, are determined by a non-discretionary formula.

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GRANTS OF PLAN-BASED AWARDS IN 2013

					All Other	All Other
					Stock	Option
					Awards:	Awards:
					Number of	Number of	Exercise or
		Estimated Future Payouts Under Non-			Shares of	Securities	Base Price of	Grant Date Fair
		Equity Incentive Plan Awards (1)			Stock or	Underlying	Option	Value of Stock and
		Threshold	Target	Maximum	Units (2)	Options	Awards	Option Awards (3)
Name	Grant Date	($)	($)	($)	(#)	(#)	($/Sh)	($)

G. William Beale	N/A	24,014	240,141	360,211	-	-	-	-
	2/28/2013	-	-	-	13,231	-	-	240,142

Robert M. Gorman	N/A	10,200	102,000	153,000	-	-	-	-
	2/1/2013	-	-	-	2,262	-	-	40,000
	2/28/2013	-	-	-	5,620	-	-	102,000

John C. Neal	N/A	8,928	89,275	133,912	-	-	-	-
	2/28/2013	-	-	-	4,919	-	-	89,275

D. Anthony Peay	N/A	10,984	109,840	164,760	-	-	-	-
	2/28/2013	-	-	-	6,052	-	-	109,840

Elizabeth M. Bentley	N/A	7,103	71,027	106,540	-	-	-	-
	2/28/2013	-	-	-	3,913	-	-	71,027

(1)	Represents cash award for individual and Company performance under the MIP based upon achievement of specific goals. The annual cash incentive awards earned by the NEOs in 2013 under the plans are shown in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” Maximum represents the potential payout for performance that exceeds expectations, subject to a cap of 2.8% of the Company’s net income for 2013.
(2)	Consists of both restricted and performance-based stock awards granted February 28, 2013.
(3)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. The grant date fair value for the performance-based awards of $18.15 was based on the closing price of the Company’s common stock on the grant date of February 28, 2013. Both restricted and performance-based awards in the above table assume the probable outcome of performance conditions is equal to the maximum potential value of the awards. Restricted awards vest 50% on each of the third and fourth anniversaries from date of grant. For valuation and discussion of the assumptions related to stock options and awards, refer to the Company’s 2013 Form 10-K footnote 13 “Employee Benefits.”

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The following table shows certain information regarding outstanding awards for unexercised stock options and non-vested stock (includes restricted and performance stock) at December 31, 2013 for the members of the Executive Group. This table discloses outstanding awards whose ultimate value is unknown and has not been realized (i.e., dependent on future results of certain measures).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares of Stock That Have Not Vested (2) (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)

G. William Beale	4/28/2010	11,040	7,360	-	16.45	4/28/2020
	4/26/2011	9,874	14,808	-	12.11	4/26/2021
	2/23/2012	4,978	19,909	-	14.40	2/23/2022

	2/28/2013-2/28/2016						6,615	164,118	-	-
	1/1/2011-12/31/2013								8,927	221,479
	1/1/2012-12/31/2014								8,175	202,822
	1/1/2013-12/31/2015								6,615	164,118

Robert M. Gorman	2/1/2013-2/1/2017	-	-	-	-	-	2,262	56,120	-	-
	2/28/2013-2/28/2017						2,810	69,716	-	-
	1/1/2013-12/31/2015								2,810	69,716

John C. Neal	4/28/2010	4,476	2,983	-	16.45	4/28/2020
	4/26/2011	3,880	5,820	-	12.11	4/26/2021
	2/23/2012	1,851	7,401	-	14.40	2/23/2022

	2/28/2013-2/28/2017						2,459	61,008	-	-
	1/1/2011-12/31/2013								3,508	87,033
	1/1/2012-12/31/2014								3,039	75,398
	1/1/2013-12/31/2015								2,459	61,008

D. Anthony Peay	4/28/2010	5,121	3,414	-	16.45	4/28/2020
	4/26/2011	4,440	6,660	-	12.11	4/26/2021
	2/23/2012	2,277	9,106	-	14.40	2/23/2022

	2/28/2013-2/28/2017						3,026	75,075	-	-
	1/1/2011-12/31/2013								4,015	99,612
	1/1/2012-12/31/2014								3,739	92,765
	1/1/2013-12/31/2015								3,026	75,075

Elizabeth M. Bentley	1/29/2004	1,125	-	-	22.65	1/29/2014
	1/27/2005	825	-	-	23.50	1/27/2015
	2/23/2006	750	-	-	31.57	2/23/2016
	4/28/2010	3,060	2,039	-	16.45	4/28/2020
	4/26/2011	2,962	4,442	-	12.11	4/26/2021
	2/23/2012	1,454	5,814	-	14.40	2/23/2022

	2/28/2013-2/28/2016						1,957	48,553	-	-
	1/1/2011-12/31/2013								2,678	66,441
	1/1/2012-12/31/2014								2,387	59,221
	1/1/2013-12/31/2015								1,957	48,553

(1)	Each of the incentive stock option awards vests according to the following schedule: 20% of the award is exercisable one year after the grant date, and 20% vests for each subsequent year thereafter for a period of five years; once an installment of shares vests and becomes exercisable, the award recipient may exercise such options, or any portion of such installment, during the term of the subject Incentive Stock Option Agreement, which term is ten years after the date of such agreement.

(2)	This column represents restricted stock awards. Restricted awards vest 50% on each of the third and fourth anniversaries from date of grant.

(3)	This column represents performance-based stock awards. The performance-based shares are based upon the achievement of specific goals. The actual payout of shares, if any, will be determined by a non-discretionary formula which measures the Company’s performance over a two-year period and is subject to approval by the Company’s Compensation Committee in its sole discretion for the two-year periods ending on December 31, 2014, and December 31, 2015.

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The market value of the stock awards that have not vested, as shown in the above table, was determined based on the per share closing price of the Company’s common stock on December 31, 2013 ($24.81).

Stock Option Exercises and Stock Vested in 2013

The following table provides information that is intended to enable investors to understand the value of the equity realized by a member of the Executive Group upon exercise of options and/or the vesting of stock during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED IN 2013

	Option Awards		Restricted Stock Awards		Performance Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

G. William Beale	2,100	4,389	1,135	27,603	1,237	19,285
Robert M. Gorman	-	-	-	-	-	-
John C. Neal	3,750	9,119	805	19,578	502	7,826
D. Anthony Peay	3,750	9,073	648	15,759	574	8,949
Elizabeth M. Bentley	-	-	484	11,771	343	5,347

The vesting of restricted and performance stock awards, as set forth in the above table, related to awards granted in 2009 and 2010, respectively.

Employee and/or Director Benefit Plans

Does the Company have any type of deferred compensation plans for employees and/or directors? If so, what compensation will be paid under them?

Yes; there is a type of deferred compensation plan for some directors. By way of background, in 1985, the then Union Bank and Trust Company offered its directors the option to participate in a deferred supplemental compensation program. Certain directors entered into agreements with Union Bank and Trust Company to participate in this program. To participate in the program, a director must have elected to forego the director’s fees that would otherwise be payable to him by Union Bank and Trust Company for a period of 12 consecutive months beginning immediately after his election to participate.

While its obligation under each supplemental compensation agreement represents an unsecured, general obligation of Union Bank and Trust Company’s successor, Union First Market Bank (the “Bank”), a substantial portion of the benefits payable under the agreements is funded by key person life insurance owned by the Bank on each director. The fees deferred by each participating director in 1985 were applied towards the first year’s premium expense of a life insurance policy and thereafter the Bank has paid the premiums. Similarly, in 1991, a sum equivalent to one year of director compensation was applied toward the first year’s premium expense of a life insurance policy on the life of Mr. Beale, who, at the time, served on the Bank’s board of directors and was the Bank’s president; subsequently, the Bank has paid the premium necessary to continue the subject life insurance policy in effect.

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Each supplemental compensation agreement provides that the director will receive from the Bank a designated fixed amount, payable in equal monthly installments over a period of 10 years beginning upon the director’s “Normal Retirement Date,” which is defined in the agreements to be the last day of the month in which the director reaches age 65. No interest is paid on the installments. The amount of each director’s monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, the Bank has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director’s designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director’s death prior to reaching the Normal Retirement Date.

The supplemental compensation agreement with Mr. Beale calls for the Bank to pay him $26,500 per year for ten years upon his Normal Retirement Date. The Company’s other participating directors receive or will receive from the Bank an annual installment in the respective following amounts upon reaching the Normal Retirement Date(s) as follows: Mr. Hicks, $55,364; and Mr. Hansen, $22,299. As of December 31, 2013, the Bank had accrued approximately $902,716 to cover its obligations under all of the supplemental compensation agreements with current and former Bank directors who participate in the director deferred compensation plan.

While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability.

Does any member of the Executive Group participate in a nonqualified deferred compensation plan?

Yes; the following table and narrative summarize the nonqualified deferred compensation for the members of the Executive Group.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

G. William Beale	58,510	-	184,534	-	783,444
Robert M. Gorman	-	-	-	-	-
John C. Neal	14,333	-	15,158	-	123,814
D. Anthony Peay	-	-	-	-	-
Elizabeth M. Bentley	5,461	-	6,062	-	33,902

Messrs. Beale, Neal, and Ms. Bentley have elected to participate in the Company’s nonqualified deferred compensation plan administered by the Virginia Bankers Association (“VBA”) Benefits Corporation.

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The VBA’s nonqualified deferred compensation plan is a defined contribution plan under which contributions are posted to the participant’s account and the account is credited with earnings commensurate with the elected investments. These investments are held in a “rabbi trust” administered by the VBA Benefits Corporation. The funds are to be held in the rabbi trust until such time as the executive or director is entitled to receive a distribution.

Post-employment Compensation

Are any of the executives listed in the Summary Compensation Table entitled to receive any payments from the Company if his/her employment ceases or there is a change in control? If so, how much could each be paid?

Yes; as discussed in the Compensation Discussion and Analysis above, Messrs. Beale, Gorman, Peay, Neal, and Ms. Bentley, who are members of the Executive Group, have each entered into an employment agreement and a management continuity agreement or “change in control” agreement with the Company, as the same may have been amended or restated. We disclose in the following table the estimated potential payments, which would be due to each of the executives under two different scenarios, if either had occurred as of December 31, 2013, based on the relevant agreements: (1) termination of employment under the executive’s employment agreement, or (2) a payout following termination of employment under his/her respective management continuity agreement.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefit	Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason	Death Benefits	Disability Benefits

G. William Beale	Post-Termination Compensation	$960,562	$1,436,040	$240,141	$45,000
	Early vesting of Restricted Stock	164,118	164,118	-	-
	Health care benefits continuation	3,465	3,465	-	6,930
	Early vesting of Performance Stock	588,419	588,419	-	-
	Early vesting of Stock Options	456,844	456,844	-	-
	Tax Gross-up	-	1,213,624	-	-
	Total Value	$2,173,408	$3,862,510	$240,141	$51,930

Robert M. Gorman	Post-Termination Compensation	$510,000	$510,000	$127,500	$44,625
	Early vesting of Restricted Stock	125,836	125,836	-	-
	Health care benefits continuation	6,212	6,212	-	12,425
	Early vesting of Performance Stock	69,716	69,716	-	-
	Early vesting of Stock Options	-	-	-	-
	Tax Gross-up	-	-	-	-
	Total Value	$711,764	$711,764	$127,500	$57,050

John C. Neal	Post-Termination Compensation	$595,164	$595,164	$148,791	$45,000
	Early vesting of Restricted Stock	61,008	61,008	-	-
	Health care benefits continuation	3,754	3,754	-	7,508
	Early vesting of Performance Stock	223,439	223,439	-	-
	Early vesting of Stock Options	175,896	175,896	-	-
	Tax Gross-up	-	368,477	-	-
	Total Value	$1,059,261	$1,427,738	$148,791	$52,508

D. Anthony Peay	Post-Termination Compensation	$549,202	$549,202	$137,301	$45,000
	Early vesting of Restricted Stock	75,075	75,075	-	-
	Health care benefits continuation	6,988	6,988	-	13,975
	Early vesting of Performance Stock	267,452	267,452	-	-
	Early vesting of Stock Options	207,917	207,917	-	-
	Tax Gross-up	-	403,387	-	-
	Total Value	$1,106,633	$1,510,020	$137,301	$58,975

Elizabeth M. Bentley	Post-Termination Compensation	$473,510	$473,510	$118,378	$41,432
	Early vesting of Restricted Stock	48,553	48,553	-	-
	Health care benefits continuation	3,095	3,095	-	6,191
	Early vesting of Performance Stock	174,216	174,216	-	-
	Early vesting of Stock Options	133,983	133,983	-	-
	Tax Gross-up	-	303,836	-	-
	Total Value	$833,357	$1,137,193	$118,378	$47,623

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Does the Company have a defined benefit plan or a defined contribution plan?

The Company does not participate in a defined benefit plan; however, the Company does have a defined contribution plan for all eligible employees, including members of the Executive Group. This plan is known formally as the Union First Market Bankshares Corporation 401(k) Profit Sharing Plan, or informally as the 401(k) Plan. All members of the Executive Group participate in the 401(k) Plan. Each NEO participant is fully vested in his/her own contributions to the 401(k) Plan. The Company provides discretionary matching contributions to plan participants. The Company’s matching contributions are fully vested after five years.

Does the Company have a pension plan or some kind of similar plan for any of the executives listed that is tied to a retirement age?

Yes; as stated above, certain directors have supplemental compensation agreements that are tied to a “Normal Retirement Age,” which is defined to be age 65. Because Mr. Beale serves as a director and is the President and Chief Executive Officer of the Company, we provide the following tabular information relating to his entitlement to the supplemental compensation, including the present value of the accumulated benefit for him.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

G. William Beale	Deferred Supplemental Compensation Program	25	167,104	-
Robert M. Gorman	-	-	-	-
John C. Neal	-	-	-	-
D. Anthony Peay	-	-	-	-
Elizabeth M. Bentley	-	-	-	-

Mr. Beale has been credited with 25 years of service and is currently eligible to receive benefits at his Normal Retirement Date. Age 65 has been used for purposes of calculating the present value of accumulated benefit.

DIRECTOR COMPENSATION

Are the directors of the Company paid for their services, and if so, how are they paid?

Yes; as compensation for their services, each member of the Board of Directors of the Company, except Mr. Beale, receives $1,000 for attending each meeting of the Board and $500 for attending each committee meeting. For any Board or committee meeting lasting less than one hour, the fee paid is $375. Additionally, each director who attends a minimum of 75% of all Board and committee meetings since the last Annual Meeting of Shareholders (or since the appointment of a new director in the case of a new director’s first year of service) receives a $25,000 annual retainer (or pro-rated portion thereof in the case of a new director) paid in shares of the Company’s common stock based on the average closing price on the five consecutive trading days ending on November 30th of each year. In 2013, Mr. Hicks received an additional $10,000 stock retainer for serving as Board chair; in addition, Messrs. McCann, Murphy and Tillett received additional stock retainers for serving as chairs of the various committees of the Board as described in more detail in the director compensation table below. Mr. Beale does not receive any additional compensation above his regular salary for his service as director or for attending any Board or committee meetings. The following table summarizes the director compensation paid by the Company during 2013.

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Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation (2) ($)	Total ($)

L. Bradford Armstrong (3)	14,500	25,000	-	39,500
Douglas E. Caton(5)	5,000	-	-	5,000
Daniel I. Hansen (4)	16,375	28,500	-	44,875
Ronald L. Hicks	16,375	35,000	57,888	109,263
Steven A. Markel(5)	1,000	-	-	1,000
Patrick J. McCann	17,375	32,500	-	49,875
Hullihen W. Moore(5)	4,500	-	-	4,500
R. Hunter Morin (3) (4)	16,000	28,500	-	44,500
W. Tayloe Murphy, Jr	16,875	32,500	-	49,375
Thomas P. Rohman	7,500	25,000	-	32,500
Linda V. Schreiner	13,000	25,000	-	38,000
Raymond L. Slaughter (4)	14,500	27,333	-	41,833
Ronald L Tillett	15,875	32,500	-	48,375
James E. Ukrop(5)	4,000	-	-	4,000

(1)	Represents the aggregated grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. The grant date fair value for these awards of $25.51 paid on December 2, 2013, was based on the average of the closing sales prices of the Company’s common stock for the five day period ending on November 29, 2013. The equivalent number of stock awards outstanding at December 2, 2013 represented the same number of stock awards granted during the year. The stock was awarded after the ex-dividend date during the fourth quarter 2013. Mr. Hicks received an additional $10,000 in stock awards as a result of chairing the Board and Mr. McCann received an additional $7,500 in stock awards for chairing the Audit Committee. Mr. Murphy received an additional $7,500 in stock awards for chairing the Nominating Committee and Mr. Tillett received an additional $7,500 in stock awards for chairing the Compensation Committee.
(2)	Upon reaching the Normal Retirement Date, Mr. Hicks began to receive monthly compensation totaling $55,368 annually according to his supplemental compensation agreement, and will continue monthly until July 1, 2021. Mr. Hicks also has life insurance premiums paid on his behalf of $2,520. The policy provides for certain proceeds to be paid to the Company upon the death of Mr. Hicks.
(3)	Messrs. Armstrong and Morin have elected to defer both cash and stock awards into the Virginia Bankers Association’s non-qualified deferred compensation plan for the Company.
(4)	Messrs. Hansen and Morin received an additional $3,500 in stock awards as a result of service on the board of Union Mortgage Group, Inc. Mr. Slaughter received an additional $2,333 in stock awards as a result of his partial-year service on the board of Union Mortgage Group, Inc.
(5)	Messrs. Caton, Moore, and Ukrop retired from the Board effective April 23, 2013. Mr. Markel retired from the Board effective April 24, 2013.

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DISCLOSURE OF CERTAIN LEGAL PROCEEDINGS

Each of the Company’s directors has certified that for a period of the preceding ten years he has not been involved in any legal proceedings that could reflect on the director’s competence and integrity to serve as a director, or in any of the below-described legal proceedings: any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity; any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement of such actions; and, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

The charter of the Company’s Audit Committee requires that the committee approve all transactions between the Company or any of its affiliates involving a director or executive officer for any potential conflict of interest. In connection with the Audit Committee’s review, it is advised of the material facts relating to the transaction and makes a determination whether it is in the best interests of the Company to engage in the transaction.

Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of Union First Market Bank, StellarOne Bank, Union Investment Services, Inc., Union Mortgage Group, Inc., or Johnson Mortgage Company, L.L.C. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2013 and will have additional transactions with these companies in the future. All loans extended and commitments to lend by Union First Market Bank to such persons have been made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collection or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, directors and certain executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company’s common stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, insiders of the Company complied with all SEC filing requirements during 2013.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board of Directors.

SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for possible inclusion in the 2015 proxy statement, it must comply with SEC Rule 14a-8 and be received by the Company on or before November 11, 2014. To be considered for presentation at the 2015 annual meeting of shareholders, although not included in the Company’s proxy statement, notice of such proposal must comply with the Company’s bylaws and must be received by the Company on or before February 13, 2015. All shareholder proposals should be sent to the attention of the Company’s Corporate Secretary, Union First Market Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.

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ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that it or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to the Company’s Corporate Secretary, Union First Market Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219.

Annual Report on Form 10-K. The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC, is being mailed with this proxy statement to those shareholders that receive a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and the 2013 Annual Report on Form 10-K are available at: http://www.cfpproxy.com/3481. You may also obtain a copy of the Company’s 2013 Annual Report on Form 10-K (without exhibits), without charge, by sending a written request to: Rachael R. Lape, Corporate Secretary, Union First Market Bankshares Corporation, 1051 E. Cary Street, Suite 1200, Richmond, Virginia 23219. We will provide copies of the exhibits to the 2013 Annual Report on Form 10-K upon payment of a reasonable fee, upon receipt of a request addressed to the Corporate Secretary.

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DIRECTIONS TO WYNDHAM VIRGINIA CROSSINGS

1000 Virginia Center Parkway

Glen Allen, Virginia 23059

From Washington, DC:

From Washington, DC Take I-95 South to Exit 84B

Stay in the right hand lane and exit onto Route 1 North.

Turn Right at 1st stoplight onto Virginia Center Parkway. Follow Virginia Center Parkway for 9/10 of a mile and turn left into the Hotel entrance

From Charlottesville, Virginia:

Take I-64 East to I-295 South. Follow I-295 for 8 miles

Stay in right lane and merge "To Exits 43 D-C-B-A, US 1"
Take Exit 43C US 1 North to Ashland. Exit ramp will merge onto US 1 North (Brook Road) Follow US 1 for 3/10 of a mile to first stoplight at Virginia Center Parkway, turn right

Follow Virginia Center Parkway for 9/10 of a mile and turn left into the Hotel entrance

From Virginia Beach / Norfolk, Virginia:

Take I-64 West to I-295 North. Follow I-295 north for 15 miles. Stay in right lane and merge

"To Exit 43 B-C-D toward Richmond/Ashland /US 1"

Take Exit 43C to Ashland and US 1 North. Exit ramp will merge onto US 1 North (Brook Road) Follow US 1 to first stop light at Virginia Center Parkway, turn right

Follow Virginia Center Parkway for 9/10 of a mile and turn left into the Hotel entrance

From Richmond, Virginia & North Carolina:

Take I-95 North to Exit 84 B. Exit ramp will merge on to I-295 North. Remain in right lane

Take Exit 43C to Ashland and US 1. Exit ramp will merge onto US 1 North (Brook Road)

Follow US 1 to first stop light at Virginia Center Parkway, turn right

Follow Virginia Center Parkway for 9/10 of a mile and turn left into the Hotel entrance.

From Richmond International Airport:

Follow Airport Drive North (Route 156) out of the airport

Drive approximately 4 miles to I-295 North.

From I-295 N, take Exit 43C to Ashland and US 1 Exit ramp will merge onto US 1 North (Brook Road)

Follow US 1 to first stop light at Virginia Center Parkway, turn right.

Follow Virginia Center Parkway for 9/10 of a mile and turn left into the Hotel entrance

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REVOCABLE PROXY
UNION FIRST MARKET BANKSHARES CORPORATION

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-866-870-7497 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., April 22, 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/ubsh prior to 3 a.m., April 22, 2014.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

The meeting will be followed by a reception. Please check this box if you plan to attend. → ☐

Mark here for address change. ☐

Annual Meeting Materials are available at: http://www.cfpproxy.com/3481

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
1. To elect four Class I directors to serve until the 2015 Annual Meeting: **(01) Beverley E. Dalton**, **(02) Thomas P. Rohman**, **(03) Charles W. Steger**, **(04) Keith L. Wampler**	☐	☐	☐
2. To elect two Class II directors to serve until the 2016 Annual Meeting: **(05) Glen C. Combs**, **(06) Jan S. Hoover**	☐	☐	☐
3. To elect six Class III directors to serve until the 2017 Annual Meeting: **(07) G. William Beale**, **(08) Gregory L. Fisher**, **(09) Patrick J. McCann**, **(10) Alan W. Myers**, **(11) Linda V. Schreiner**, **(12) Raymond D. Smoot, Jr.**	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

The Board of Directors recommends a vote FOR all of the listed nominees in Proposals 1, 2 and 3, and FOR Proposals 4, 5 and 6.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

48

UNION FIRST MARKET BANKSHARES CORPORATION — ANNUAL MEETING, APRIL 22, 2014

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/3481

You can vote in one of three ways:

1. Call **toll free 1-866-870-7497** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.rtcoproxy.com/ubsh** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

UNION FIRST MARKET BANKSHARES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
APRIL 22, 2014
11:00 AM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints G. William Beale and Rachael R. Lape, jointly and severally, proxies with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company's common stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Union First Market Bankshares Corporation (the "Company") to be held on Tuesday, April 22, 2014 at 11:00 a.m. at Wyndham Virginia Crossings Hotel & Conference Center, which is located at 1000 Virginia Center Parkway, Glen Allen, Virginia, for the following purposes, or any adjournment thereof.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

3481

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